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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                 __________________________________



                              FORM 8-K

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  December 17, 1998




                  UNIFIED FINANCIAL SERVICES, INC.
      (Exact name of registrant as specified in its charter)


           DELAWARE            0-22629            35-1797759
       (State or other    (Commission File     (I.R.S. Employer
       jurisdiction of         Number)          Identification
        organization)                               Number)



           431 NORTH PENNSYLVANIA STREET
               INDIANAPOLIS, INDIANA              46204-1873
    (Address of principal executive offices)      (Zip Code)



    Registrant's telephone number, including area code:  (317) 634-3301


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ITEM 2. ACQUISITION OF ASSETS

        Effective as of December 17, 1998, and pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 16, 1998, by and among Unified Financial Services, Inc. ("Unified"), Equity Acquisition Corporation ("EAC"), a wholly owned subsidiary of Unified, Equity Underwriting Group, Inc. ("Equity"), John R. Owens and D. Richard Meyer, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of December 14, 1998 (collectively, the "Equity Merger Agreement"), Unified acquired Equity through the merger of EAC with and into Equity (the "Equity Merger"). In connection with such transaction, Unified issued 241,745 shares of common stock, $0.01 par value, of Unified ("Unified Common Stock") in exchange for all of the outstanding shares of common stock, no par value, of Equity. The purchase price paid in connection with the Equity Merger was determined through arm's-length negotiations among the parties to the Equity Merger Agreement. Upon the closing of the Equity Merger, John R. Owens was appointed a Class II director of the Board of Directors of Unified to serve until the 1999 Annual Meeting of Stockholders, until his successor shall have been duly elected and qualified, or until his death or earlier resignation or removal from office. At this time, it is expected that the Board of Directors of Unified will nominate Mr. Owens for re-election as a Class II director at the 1999 Annual Meeting of Stockholders.

        Effective as of December 17, 1998, and pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 16, 1998, by and among Unified, CPFC Acquisition Corporation ("CAC"), a wholly owned subsidiary of Unified, Commonwealth Premium Finance Corporation ("CPFC"), John R. Owens and D. Richard Meyer, Unified acquired CPFC through the merger of CAC with and into CPFC (the "CPFC Merger"). In connection with such transaction, Unified issued 12,800 shares of Unified Common Stock in exchange for all of the outstanding shares of common stock, no par value, of CPFC. The purchase price paid in connection with the CPFC Merger was determined through arm's-length negotiations among the parties to the CPFC Merger Agreement.

        Equity, which is headquartered in Lexington, Kentucky, is a holding company for Equity Insurance Managers, Inc., Equity Insurance Managers of Illinois, LLC, 21st Century Claims Service, Inc., Equity Insurance Administrators, Inc. and Z-Net Communications, Inc. which provides through its subsidiaries specialty insurance products as a general agent or as a broker and currently provides service in the States of Kentucky, Tennessee, West Virginia, Ohio, Indiana and Illinois. Equity writes insurance products for the insureds primarily in niche areas in the insurance marketplace that are considered more "non-standard," representing a higher risk of insured. Equity provides Unified with a base from which to consolidate managing general agencies ("MGAs") in the property and casualty insurance industry and creates an opportunity to utilize the managing general agents, already part of the MGA's existing and profitable income statement, as a nationwide "no-load" distribution network for Unified's products and services. Equity also provides the base from which a life insurance subsidiary will be formed or acquired to further advance Unified's vertical integration strategy.

        CPFC, which is headquartered in Lexington, Kentucky, provides financing for the payment of premiums on insurance coverages placed by Equity and will work closely with Equity to accomplish Unified's consolidation, distribution and service strategy in the property and casualty insurance industry.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements of Business Acquired.
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        Pursuant to Item 7(a)(4) of Form 8-K, Unified will file the required financial statements with respect to Equity by an amendment to this Current Report on Form 8-K as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

        (b)  Pro Forma Financial Information.
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        Pursuant to Item 7(b)(2) of Form 8-K, Unified will file the required pro forma financial information with respect to the acquisition of Equity by an amendment to this Current Report on Form 8-K as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

        (c)  Exhibits.  See Exhibit Index.
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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIFIED FINANCIAL SERVICES, INC.



Dated:  December 23, 1998             By:   /s/Timothy L. Ashburn
                                         ----------------------------------
                                            Timothy L. Ashburn
                                            Chairman, President and
                                            Chief Executive Officer


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                             EXHIBIT INDEX


Exhibit No.            Description
-----------            -----------

2.1 Agreement and Plan of Merger, dated October 16, 1998, by and among Unified Financial Services, Inc., Equity Acquisition Corporation, Equity Underwriting Group, Inc., John R. Owens and D. Richard Meyer, filed as Exhibit 2.2 to the Unified Financial Services, Inc. Current Report on Form 8-K dated October 16, 1998, is incorporated herein by reference.

2.2 First Amendment to Agreement and Plan of Merger, dated December 14, 1998, by and among Unified Financial Services, Inc., Equity Acquisition Corporation, Equity Underwriting Group, Inc., John R. Owens and D. Richard Meyer.

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